EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          SECURE COMPUTING CORPORATION

The undersigned, James E. Nicholson, the Secretary of Secure Computing Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:
      1. The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware under the name "SCC of Delaware, Inc.", on September 5, 1995.

      2. Pursuant to that certain Agreement and Plan of Merger (the "Agreement of Merger") dated as of September 30, 1995, by and between the Corporation and Secure Computing Corporation, a Maryland corporation ("Secure-Maryland"), Secure-Maryland merged with and into the Corporation, and the name of the Corporation was changed to "Secure Computing Corporation".

      3. At a meeting of the Board of Directors of the Corporation held on December 13, 1995, the board duly adopted an Amended and Restated Certificate of Incorporation of the Corporation.

      4. In accordance with Section 245 of the General Corporation Law of the State of Delaware, the Corporation is restating and integrating its Certificate of Incorporation in its entirety without further amendment to its provisions as heretofore adopted or supplemented, there being no discrepancy between the provisions and the provisions of the Restated Certificate of Incorporation attached hereto as Exhibit A.

      5. The Restated Certificate of Incorporation shall be effective as of March 6, 1996.

      IN WITNESS WHEREOF, the undersigned hereunto set his hand.


                                       /S/ JAMES E. NICHOLSON
                                       ----------------------------------
                                       James E. Nicholson

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

      The foregoing instrument was acknowledged before me on this 6th day of March, 1996 by James E. Nicholson, Secretary of Secure Computing Corporation, a Delaware corporation, on behalf of the corporation.


                                       /S/ ANNE. M. LONSBURY
                                       ----------------------------------
                                       Notary Public


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                                                                       EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          SECURE COMPUTING CORPORATION

      FIRST: The name of the Corporation shall be Secure Computing Corporation.

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The registered agent of the Corporation at that address is the Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 27,000,000 shares, consisting of 2,000,000 shares of Preferred Stock, par value $.01 per share, and 25,000,000 shares of Common Stock, par value $.01 per share.

      The designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock which are fixed by this Certificate of Incorporation and the express grant of authority to the Board of Directors to fix by resolution or resolutions the designations and the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock which are not fixed by this Certificate of Incorporation are as follows and as elsewhere set forth in Articles Fifth and Sixth:

            1. The Preferred Stock may be issued at any time or from time to time in any amount, provided not more than 2,000,000 shares thereof shall be outstanding at any time, as Preferred Stock of one or more class or series, as hereinafter provided. Each share of any one series of Preferred Stock shall be identical in all respects except as to the date from which dividends thereof may be cumulative, each class and series of Preferred Stock shall be distinctly designated by letter or descriptive words, and all classes and series or Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article Fourth. Shares of Preferred Stock shall be issued only as fully paid and nonassessable shares.

            2. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time, without action by or approval of the stockholders, to issue the Preferred Stock as Preferred Stock of one or more class or series, to fix by resolution or resolutions providing for the issuance of shares of any class or series the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such class or series so far as not inconsistent with the provisions of this Article Fourth applicable to all classes and series of Preferred Stock, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including the following:

                  (A) the distinctive designation of such class or series and the number of shares which shall constitute such class or series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (B) the rate or rates of dividends payable on shares of such class or series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such class or series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

                  (C) whether shares of such class or series shall be redeemable and, if so, the terms and provisions of such redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption;


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                  (D) the rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of such class or series;

                  (E) whether shares of such class or series shall have a
            purchase, retirement or sinking fund for the purchase, retirement or redemption of shares of such class or series and, if so, the terms and provisions thereof;

                  (F) whether shares of such class or series shall have
            conversion privileges and, if so, the terms and provisions thereof, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (G) whether shares of such class or series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

                  (H) any other preferences and relative, participating,
            optional and other special rights and the qualifications, limitations or restrictions thereof.

            3. The holders of the Preferred Stock of each class and series shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, payable on such dates as may be fixed in such resolution or resolutions. So long as there shall be outstanding any shares of Preferred Stock of any class or series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issuance of such class or series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition the Corporation shall be in default with respect to any dividend payable on, or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem, shares of Preferred Stock of any class of series. Unless otherwise provided by the Board of Directors pursuant to Section 2 of this Article Fourth, the foregoing provisions of this Section 3 shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock. Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article Fourth, the Board of Directors may declare, out of funds legally available therefor, dividends upon the then outstanding shares of Common Stock, and shares of Preferred Stock of any class or series shall not be entitled to participate therein.

            4. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each class and series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of the Common Stock, the amount per share provided by the Board of Directors pursuant to Section 2 of this Article Fourth, which may include an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of all classes and series, to participate ratably in all the assets of the Corporation then remaining in accordance with their respective rights and preferences. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, unless otherwise provided by the Board of Directors pursuant to
Section 2 of this Article Fourth, the holders of shares of Preferred Stock of all classes and series shall participate ratably in any distribution of assets according to the respective amount which would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all classes and series were paid in full. Unless otherwise provided by the Board of Directors pursuant to Section 2 of this Article Fourth, neither a statutory merger nor consolidation of the Corporation into or with any other corporation, nor a statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer, exchange or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.


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            5. The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any class or series at the price or prices and on the terms and conditions provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

            6. Anything herein or in an resolution or resolutions of the Board of Directors providing for the issuance of any class or series of Preferred Stock to the contrary notwithstanding, the rights of holders of all classes and series of capital stock of the Corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the Corporation's business (including the acquisition of real and personal property for that purpose) and for any other purpose of the Corporation.

            7. Except as otherwise provided by law or by the Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any class or series of Preferred Stock, the holders of the Preferred Stock shall not be entitled to vote and shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any class or series of Preferred Stock, the vote of the holders of all or any portion of any class or series of capital stock, as a class or series, shall not be required for any action to be taken or authorized by the stockholders of the Corporation, including any amendment of this Certificate of Incorporation. Except as otherwise provided by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

            8. Except as otherwise provided by law or the resolution or resolutions of the Board of Directors providing for the issuance of any class or series of Preferred Stock or by the instrument governing the security, obligation, warrant, option or right, no holder of shares of any class or series of capital stock of the Corporation or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of the Corporation or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized.

            9. Authority is hereby expressly granted to and vested in the Board of Directors at any time and from time to time, without action by or approval of the stockholders, to declare, create and issue, with respect to shares of any class or series of capital stock of the Corporation, dividends or distributions in, or options or rights to acquire, shares of any class or series of capital stock of the Corporation, or other securities, and to fix by resolution or resolutions providing for the declaration, creation and issuance of any such dividend, distribution, option or right the terms, provisions, rights, qualifications, limitations or restrictions thereof so far as not inconsistent with the provisions of this Article Fourth, and to the full extent now or hereafter permitted by the laws of the State of Delaware.

      FIFTH: The following provisions shall govern the management of the business and the conduct of the affairs of the Corporation and shall define, limit and regulate the rights and powers of the Corporation and the Board of Directors and stockholders:

            1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

            2. The Board of Directors shall consist of the number of directors provided for in the By-laws but shall at no time consist of less than three directors. From and after the 1996 annual meeting of stockholders, the directors shall be divided into three classes as nearly equal in number as possible; the term of one class shall expire at the 1997 annual meeting of stockholders; the term of a second class shall expire at the 1998 annual meeting of stockholders; and the term of a third class shall expire at the 1999 annual meeting of stockholders; and at each annual meeting of stockholders successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third annual meeting of stockholders next succeeding such annual meeting of stockholders. The number of directors in the class to be elected at an annual meeting of stockholders shall be determined by the Board of Directors prior to such meeting or, in the absence of such determination, by the stockholders at such meeting.


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            3. In the event of a vacancy occurring in any class, the Board of
Directors may reduce the number of directors in such class to eliminate the vacancy, but in no case may the number of directors in such class be less than one. The Board of Directors may increase the number of directors in a class. In the event of a vacancy occurring in any class or a newly created directorship resulting from an increase in the number of directors in any class, the Board of Directors may fill such vacancy or newly created directorship for the remainder of the unexpired term by vote of the majority of the remaining directors, though less than a quorum. The directors of each class shall hold office for the term for which elected and until the successors to such class have been duly elected and qualified.

            4. The stockholders of the Corporation shall not have the right to remove any directors except for cause.

            5. Notwithstanding the foregoing, whenever the holders of anyone or more series of Preferred Stock issued by the Corporation shall have the right, voting separately, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other provisions relating to such directorships shall be governed by the provisions of this Certificate of Incorporation applicable thereto, including the resolution or resolutions adopted by the Board of Directors pursuant to Section 2 of Article Fourth and such directors so elected shall not be divided into classes pursuant to Section 2 of this Article Fifth unless expressly provided by such provisions.

            6. Elections of directors need not be by written ballot unless the By-laws of the Corporation so provide.

            7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by the director as a director; provided, however, that this Section 7 shall not eliminate or limit the liability of a director to the extent provided by applicable law (a) for any breach of the duty of loyalty of the director to the Corporation or its stockholders , (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful action under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal. If the laws of the State of Delaware are hereafter changed to permit further elimination or limitation of the liability of directors, then the liability of each director of the Corporation shall thereupon be eliminated or limited to the fullest extent then permitted by law.

            8. The Board of Directors shall have concurrent power with the stockholders to adopt, alter, amend or repeal the By-laws of the Corporation. The Board of Directors may so adopt or change the By-laws upon the affirmative vote of the number of directors which shall constitute, under the provisions of the By-laws, the action of the Board of Directors. The stockholders may not so adopt or change the By-laws except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares of stock entitled to vote, voting together as a single class.

            9. The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as and to the extent expressly provided by law or expressly authorized by resolution of the Board of Directors.

            10. In addition to the powers and authority herein or by law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

            11. The stockholders of the Corporation may not take action by written consent or otherwise without a meeting; any such action shall be taken at an annual meeting of stockholders, or special meeting of the stockholders


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called for such purpose. The procedures for calling, and persons entitled to call, a special meeting of the stockholders shall be specified in the By-laws.

      SIXTH: Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights of stockholders or others hereunder are subject to such reservation. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding that a lesser percentage or separate class or series vote may be specified by law of by this Certificate or Incorporation or by the By-laws of the Corporation, or otherwise), the affirmative vote of the holders of at least 74% of the votes entitled to be cast by the holders of all outstanding shares of capital stock entitled to vote on all matters submitted to stockholders of the Corporation generally, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, Sections 4, 7 (except to permit further elimination or limitation of the liability of directors), 8, 9, 10 and 11 of Article Fifth or this Article Sixth.

      SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application n a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SECURE COMPUTING CORPORATION

      Secure Computing Corporation, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

      FIRST: That the fourth paragraph of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

            "FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 52,000,000 shares, consisting of 2,000,000 shares of Preferred Stock, par value $.01 per share, and 50,000,000 shares of Common Stock, par value $0.01 per share."

      SECOND: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the GCL: (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the Secretary of the Corporation this 11th day of December, 1998.

                                       SECURE COMPUTING CORPORATION


                                       By:  /S/ JEFFREY D. SAPER
                                           ---------------------------------
                                            Jeffrey D. Saper, Secretary


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